Exhibit 10.5

CONFIDENTIAL

AMENDMENT TO
EXECUTIVE CHANGE IN CONTROL AGREEMENT

On January 27, 2003, Michael R. Imbriani was appointed Executive Vice President of PQ Corporation and President — Chemical Groups. On August 15, 2000, an Executive Change in Control Agreement (“the Agreement”) was executed by and between PQ Corporation and its wholly-owned subsidiary, Potters Industries Inc., (collectively the “Employer”) and Michael Imbriani (the “Employee”).

In order to account for this appointment, the second paragraph on the first page of the August 15, 2000 Agreement is deleted in its entirety and replaced with the following:

The Board of Directors of PQ Corporation (the “Board”) has determined that it is in the best interests of Employer and its shareholders to assure that Employer and its subsidiaries will have the continued dedication of Employee in his capacity as Executive Vice President of PQ Corporation and President — Chemical Groups, notwithstanding the possibility, threat or occurrence of a Change in Control of Employer. The Board believes it is imperative to diminish the inevitable distraction of Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control, to encourage Employee’s full attention and dedication to Employer currently and in the event of any threatened or pending Change in Control, and to provide Employee with compensation arrangements upon a Change in Control that offer Employee individual financial security competitive with those of other corporations. In order to accomplish these objectives, the Board has caused Employer to enter into this Agreement.

All other terms and conditions of this Agreement will remain in full force and effect.

IN WITNESS WHEREOF, Employee has hereunto set his hand, and pursuant to the authorization from its Board of Directors, Employer has caused these presents to be executed in its name and on its behalf, all as of the 12th day of May, 2003.

/s/ Michael R. Imbriani
Michael R. Imbriani

		Date:	Sept 9, 2004

PQ CORPORATION

		By:	/s/ William E Fruhan
William E Fruhan, Jr. Chairman, Board of Directors

		Date:	May 12, 2003

Attest:	/s/ [ILLEGIBLE]
Secretary